Exhibit 10.1
STOCK PURCHASE AGREEMENT
     This Stock Purchase Agreement (the “Agreement”) is made as of February 14, 2011 by and between Gartner, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Company”), and ValueAct Capital Master Fund, L.P., a British Virgin Islands limited partnership (“VAC”).
R E C I T A L S
     A. WHEREAS, as of the date hereof, VAC beneficially owns 16,827,777 shares of common stock, par value $0.0005 per share, of the Company (the “Common Stock”), which constitutes approximately 17.5% of the issued and outstanding shares of Common Stock of the Company;
     B. WHEREAS, VAC has requested that the Company prepare and file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-3 (the “Registration Statement”) relating to the registration under the Securities Act of 1933, as amended (the “Act”), of certain shares of Common Stock held by VAC;
     C. WHEREAS, the Company, VAC, Credit Suisse Securities (USA) LLC (“Credit Suisse”) and Goldman, Sachs & Co. (collectively with Credit Suisse, the “Underwriters”) intend to enter into an agreement pursuant to which VAC will sell up to an aggregate of 8,000,000 shares of Common Stock (such number of shares, the “Firm Shares”) and, at the election of the Underwriters, up to 1,200,000 additional shares of Common Stock (the “Optional Shares” and, together with the Firm Shares, the “Underwritten Shares”), to the Underwriters (the “Underwriting Agreement”);
     D. WHEREAS, in addition to the Underwritten Shares to be sold to the Underwriters pursuant to the Underwriting Agreement, VAC desires and voluntarily agrees to sell certain shares of Common Stock held by VAC to the Company, and the Company desires to purchase such shares from VAC; and
     E. WHEREAS, the Company and VAC desire to make certain covenants and agreements with one another pursuant to this Agreement.
     NOW THEREFORE, in consideration of the covenants and promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

AGREEMENT
     1. Purchase and Sale of the Shares; the Closing.
        1.1 Purchase and Sale of Common Stock. Subject to the consummation of the sale of Firm Shares to the Underwriters pursuant to and in accordance with the Underwriting Agreement, and the other terms and conditions of this Agreement, and on the basis of the representations, warranties and covenants set forth herein, VAC agrees to sell to the Company, and the Company agrees to purchase from VAC, 500,000 shares of Common Stock (the “Shares”).
        1.2 Purchase Price. The “Per Share Purchase Price” for the Shares shall be equal to the price per share at which the Underwriters purchase Firm Shares from VAC pursuant to the terms of the Underwriting Agreement. The “Purchase Price” shall equal the Per Share Purchase Price specified in this Section 1.2 multiplied by the number of Shares purchased by the Company from VAC pursuant to Section 1.1 of this Agreement.
        1.3 The Closing. Subject to the terms and conditions hereof, the purchase and sale of the Shares contemplated by this Agreement (the “Closing”) will take place at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation, 1700 K Street NW, Fifth Floor, Washington, D.C. 20006 at 10:00 a.m. New York City time, on the third business day following the expiration of any prohibitions or restrictions on the Company’s ability to purchase shares of its Common Stock pursuant to Regulation M, as promulgated by the SEC, 17 CFR § 242.100 ¸ et. seq., as may be amended from time to time, or such other day or location as the parties may mutually agree. At the Closing, (i) VAC will deliver, or cause to be delivered, to the Company, through the facilities of DTC, the Shares to be purchased by the Company (or shall deliver the Shares in such other manner as is reasonably agreed by VAC and the Company), and (ii) the Company shall deliver the Purchase Price to VAC by wire transfer of immediately available funds to one or more accounts specified by VAC at least one business day prior to the Closing.
     2. Representations and Warranties of VAC. In order to induce the Company to enter into this Agreement, VAC hereby represents and warrants to the Company as follows:
        2.1 Ownership of Shares. VAC owns the number of issued and outstanding shares of Common Stock set forth in the recitals to this Agreement. The Shares to be sold to the Company by VAC when delivered to the Company shall be free and clear of any liens, claims or encumbrances, including rights of first refusal and similar claims except for restrictions of applicable state and federal securities laws. There are no restrictions on the transfer of such Shares imposed by any shareholder or similar agreement or any law, regulation or order, other than applicable state and federal securities laws.
        2.2 Authorization. VAC has full right, power and authority to execute, deliver and perform this Agreement and to sell, assign and deliver the Shares to be sold by it to the Company. This Agreement is the legal, valid and, assuming due execution and delivery by the other parties hereto, binding obligation of VAC, enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by (i) principles of public policy, (ii) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, and (iii) rules of law governing the availability of equitable remedies.

        2.3 No Violation; No Consent. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by VAC (i) will not constitute a breach or violation of or default under any judgment, decree or order or any agreement or instrument of VAC or to which VAC is subject, (ii) will not result in the creation or imposition of any lien upon the Shares to be sold by VAC, and (iii) will not require the consent of or notice to any governmental entity or any party to any contract, agreement or arrangement with VAC.
        2.4 Brokerage. There are no claims for brokerage commissions or finder’s fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of VAC.
     3. Representations and Warranties of the Company. In order to induce VAC to enter into this Agreement, the Company hereby represents and warrants as follows:
        3.1 Organization and Corporate Power; Authorization. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. The Company has the requisite power and authority to execute, deliver and perform this Agreement and to acquire the Shares. As of the Closing, the Company will have sufficient capital to purchase the Shares hereunder in compliance with Section 160 of the Delaware General Corporation Law. The execution, delivery and performance of this Agreement and the consummation by the Company of the transactions contemplated hereby have been approved by a majority of the disinterested directors on the Board of Directors of the Company, having been advised by counsel, and have been otherwise duly authorized by all requisite action on the part of the Company. This Agreement and any other agreements, instruments, or documents entered into by the Company pursuant to this Agreement have been duly executed and delivered by the Company and are the legal, valid and, assuming due execution by the other parties hereto, binding obligations of the Company, enforceable against the Company in accordance with its terms except to the extent that the enforceability thereof may be limited by (i) principles of public policy, (ii) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, and (iii) rules of law governing the availability of equitable remedies.
        3.2 No Violation; No Consent. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by the Company (i) will not constitute a breach or violation of or default under any judgment, decree or order or any agreement or instrument of the Company or to which the Company is subject, and (ii) will not require the consent of or notice to any governmental entity or any party to any contract, agreement or arrangement with the Company.
        3.3 Brokerage. There are no claims for brokerage commissions or finder’s fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of the Company.
     4. Conditions to the Company’s Obligations. The obligations of the Company under Article 1 to purchase the Shares at the Closing from VAC are subject to the fulfillment as of the Closing of each of the following conditions unless waived by the Company in accordance with Section 8.12:
        4.1 Representations and Warranties. The representations and warranties of VAC contained in Article 2 shall be true and correct on and as of the date of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing.

        4.2 Performance. VAC shall have performed and complied in all material respects with all agreements, obligations, and conditions contained in this Agreement that are required to be performed or complied with by it on or before the date of the Closing.
        4.3 Sale of Firm Shares. The sale of Firm Shares by VAC to the Underwriters shall have closed in accordance with the terms of the Underwriting Agreement.
        4.4 Expiration of Regulation M Restrictions. Any prohibitions or restrictions on the Company’s ability to purchase shares of its Common Stock pursuant to Regulation M, as promulgated by the SEC, 17 CFR § 242.100 ¸ et. seq., as may be amended from time to time shall have expired.
        4.5 Further Assurances. No governmental authority shall have advised or notified the Company that the consummation of the transactions contemplated hereunder would constitute a material violation of any applicable laws or regulations, which notification or advice shall not have been withdrawn after the exhaustion of the Company’s good faith efforts to cause such withdrawal.
     5. Conditions to VAC’s Obligations. The obligations of VAC under Article 1 to sell the Shares at the Closing are subject to the fulfillment as of the Closing of each of the following conditions unless waived by VAC in accordance with Section 8.12:
        5.1 Representations and Warranties. The representations and warranties of the Company contained in Article 3 shall be true and correct as of the date of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing.
        5.2 Performance. The Company shall have performed and complied in all material respects with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the date of the Closing.
        5.3 Sale of Firm Shares. The sale of Firm Shares by VAC to the Underwriters shall have closed in accordance with the terms of the Underwriting Agreement.
        5.4 Expiration of Regulation M Restrictions. Any prohibitions or restrictions on the Company’s ability to purchase shares of its Common Stock pursuant to Regulation M, as promulgated by the SEC, 17 CFR § 242.100 ¸ et. seq., as may be amended from time to time shall have expired.
        5.5 Further Assurances. No governmental authority shall have advised or notified VAC that the consummation of the transactions contemplated hereunder would constitute a material violation of any applicable laws or regulations, which notification or advice shall not have been withdrawn after the exhaustion of VAC’s good faith efforts to cause such withdrawal.
     6. Covenants.
        6.1 Closing Conditions. VAC and the Company shall use their commercially reasonable efforts to ensure that each of the conditions to Closing is satisfied.
     7. Survival of Representations and Warranties; Limitation on Liability. All representations and warranties hereunder shall survive the Closing. Notwithstanding the foregoing, in no event shall VAC’s liability for breach of the representations, warranties and covenants exceed the Purchase Price to be paid by the Company to VAC.

     8. Miscellaneous.
        8.1 Adjustments. Wherever a particular number is specified herein, including, without limitation, number of shares or price per share, such number shall be adjusted to reflect any stock dividends, stock-splits, reverse stock-splits, combinations or other reclassifications of stock or any similar transactions and appropriate adjustments shall be made with respect to the relevant provisions of this Agreement so as to fairly and equitably preserve, as far as practicable, the original rights and obligations of the Company and VAC under this Agreement.
        8.2 Governing Law; Jurisdiction. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York. Any legal action or other legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement may be brought or otherwise commenced in any state or federal court located in the State of New York. Each party hereto agrees to the entry of an order to enforce any resolution, settlement, order or award made pursuant to this Section 8.2 by the state and federal courts located in the State of New York and in connection therewith hereby waives, and agrees not to assert by way of motion, as a defense, or otherwise, any claim that such resolution, settlement, order or award is inconsistent with or violative of the laws or public policy of the laws of the State of New York or any other jurisdiction. VAC hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. VAC irrevocably and unconditionally waives any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in the City of New York and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum. VAC irrevocably and unconditionally appoints ValueAct Capital Management LLC as its agent of service in the United States in any suit described in this paragraph. VAC agrees that service of process in any such suit may be made upon it at the office of its agent. VAC waives, to the fullest extent permitted by law, any other requirements of or objections to personal jurisdiction with respect thereto. VAC represents and warrants that its agent has agreed to act as agent for service of process, and each agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect.
        8.3 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successor and assigns of the parties hereto.
        8.4 Entire Agreement; Amendment. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof. Neither this Agreement nor any provision hereof may be amended, changed or waived other than by a written instrument signed by the party against who enforcement of any such amendment, change or waiver is sought.
        8.5 Cooperation. The Company and VAC shall, from and after the date hereof, cooperate in a reasonable manner to effect the purposes of this Agreement.
        8.6 Termination. The Company or VAC may terminate this Agreement if (i) the Company, VAC, and Credit Suisse have not entered into the Underwriting Agreement by February 22, 2011, or (ii) the Underwriting Agreement (other than the provisions that survive termination) shall terminate or be terminated prior to payment for and delivery of the Firm Shares to be sold thereunder. Upon termination of this Agreement pursuant to this Section 8.6, none of the parties hereto shall have any liability hereunder except for breaches of such party’s representations, warranties or covenants occurring prior to the date of such termination.
        8.7 Notices, etc. All notices and other communications required or permitted hereunder shall be effective upon receipt and shall be in writing and may be delivered in person, by telecopy, electronic mail, express delivery service or U.S. mail, in which event it may be mailed by first-class, certified or registered, postage prepaid, addressed, to the party to be notified, at the respective addresses set forth below, or at such other address which may hereinafter be designated in writing:

(a)	If to VAC, to:
ValueAct Capital 435 Pacific Avenue, 4th Floor San Francisco, CA 94133 Attention: Allison Bennington, Esq. Phone: (415) 362-3700 Fax: (415) 362-5727
with a copy to:
Dechert LLP Cira Centre 2929 Arch Street Philadelphia, PA 19104 Attention: Christopher G. Karras, Esq. Fax No. 215-994-2222

(b)	If to the Company, to:
Gartner, Inc. P.O. Box 10212 56 Top Gallant Road Stamford, CT 06902-7747 Attention: General Counsel Phone: 203-316-6311 Fax: 203-316-6245
with a copy to:
Wilson Sonsini Goodrich & Rosati 1700 K Street NW, Fifth Floor Washington, D.C. 20006 Attention: Robert D. Sanchez, Esq. Fax No. 202-973-8899

        8.8 Severability. If any provision of this Agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
        8.9 Titles and Subtitles. The titles of the Articles and Sections of this Agreement are for convenience of reference only and in no way define, limit, extend, or describe the scope of this Agreement or the intent of any of its provisions.
        8.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.
        8.11 Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party upon any breach or default of any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character of any breach or default under this Agreement, or any waiver of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in writing, and that all remedies, either under this Agreement, by law or otherwise, shall be cumulative and not alternative.
        8.12 Consents. Any permission, consent, or approval of any kind or character under this Agreement shall be in writing and shall be effective only to the extent specifically set forth in such writing.
        8.13 SPECIFIC PERFORMANCE. THE PARTIES HERETO AGREE THAT IRREPARABLE DAMAGE WOULD OCCUR IN THE EVENT THAT ANY OF THE PROVISIONS OF THIS AGREEMENT WERE NOT PERFORMED IN ACCORDANCE WITH ITS SPECIFIC INTENT OR WERE OTHERWISE BREACHED. IT IS ACCORDINGLY AGREED THAT THE PARTIES SHALL BE ENTITLED TO AN INJUNCTION OR INJUNCTIONS, WITHOUT BOND, TO PREVENT OR CURE BREACHES OF THE PROVISIONS OF THIS AGREEMENT AND TO ENFORCE SPECIFICALLY THE TERMS AND PROVISIONS HEREOF, THIS BEING IN ADDITION TO ANY OTHER REMEDY TO WHICH THEY MAY BE ENTITLED BY LAW OR EQUITY, AND ANY PARTY SUED FOR BREACH OF THIS AGREEMENT EXPRESSLY WAIVES ANY DEFENSE THAT A REMEDY IN DAMAGES WOULD BE ADEQUATE.
        8.14 Payment of Fees and Expenses. Each party shall be responsible for paying its own fees, costs and expenses in connection with this Agreement and the transactions herein contemplated.
        8.15 Construction of Agreement. No provision of this Agreement shall be construed against either party as the drafter thereof.
        8.16 Section References. Unless otherwise stated, any reference contained herein to a Section or subsection refers to the provisions of this Agreement.
        8.17 Variations of Pronouns. All pronouns and all variations thereof shall be deemed to refer to the masculine, feminine, or neuter, singular or plural, as the context in which they are used may require.

     IN WITNESS WHEREOF, the parties have caused this Stock Purchase Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first written above.

GARTNER, INC.
By:	/s/ Christopher Lafond
	Name:	Christopher Lafond
	Title:	Executive Vice President and Chief Financial Officer

VALUEACT CAPITAL MASTER FUND, L.P. BY: VA PARTNERS I, LLC, its General Partner
By:	/s/ George F. Hamel, Jr.
	Name:	George F. Hamel, Jr.
	Title:	Chief Operating Officer